                                                                   Exhibit 3-278
--------------------------------------------------------------------------------

                                                              FILED DEC 14 1995
                                                               LONNA R. HOOKS
                                                             Secretary of State
                                                                  1059133

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TROY HILLS ASSISTED LIVING, INC

         The undersigned, being over the age of eighteen years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby certify:

         FIRST: The name of the corporation is Troy Hills Assisted Living, Inc. (the "Corporation").

         SECOND: The purpose for which the Corporation is organized is to engage in any activities within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

         THIRD: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred (100), all of which shall be common shares having a par value of $0.01 per share.

         FOURTH: The address of the Corporations initial registered office is c/o The Multicare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the Corporation's initial registered agent at such address is Paul J. Klausner.

         FIFTH: The number of directors constituting the first board is three, and the names and addresses of the persons who are to serve as such directors are:

         NAME                          ADDRESS

         Moshael J. Straus             411 Hackensack Avenue
                                       Hackensack, New Jersey 07601

         Daniel E. Straus              411 Hackensack Avenue
                                       Hackensack, New Jersey 07601

         Paul J. Klausner              411 Hackensack Avenue
                                       Hackensack, New Jersey 07601

The by-laws shall specify the number of directors other than the first board. Any directorship to be filled by reason of vacancy, however caused, or by an increase in the number of directors shall be filled by the directors.

         SIXTH: The initial by-laws of the Corporation shall be adopted by the first board and such by-laws shall be deemed to have been adopted by the shareholders of the Corporation. Thereafter the board shall have the power to make, alter and repeal by-laws, except as otherwise provided by law.

         SEVENTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         EIGHTH:

         (1) As used in this Section, the following words and terms shall have the following meanings:

            (a) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Corporation, or of any such constituent corporation, or the legal representative or any such director, officer, trustee, employee or agent;

            (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

            (c) "expenses" means reasonable costs, disbursements and counsel fees;

            (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

            (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

            (f) references to "other enterprises" include employee benefit plans, references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

         (2) The Corporation shall indemnify each corporate agent against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, including a proceeding by or in the right of the Corporation, if:

            (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and

            (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in the preceding paragraphs (a) and (b).

         (3) The Corporation shall indemnify each corporate agent against his or her expenses in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication Of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         (4) The Corporation shall indemnify each corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in the preceding sections (2) and (3) or in defense of any claim, issue or matter therein.

         (5) Any indemnification under section (2) and, unless ordered by a court, under section (3), shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in the preceding section (2) or (3). Such determination shall be made:

            (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

            (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

            (c)  by a majority vote of the shareholders of the Corporation.

         (6) Expenses incurred by a corporate agent in connection with a proceeding shall be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as provided in this section.

         (7) The indemnification and advancement of expenses provided by or granted support pursuant to the provisions hereof shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a corporate agent may be entitled under any amendment hereto, or any by-law, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, as defined in subsection (3) of N.J.S.A. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

         (8) The Corporation shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions hereof or otherwise. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insurers.

         (9) This Article EIGHTH does not limit the Corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to a proceeding.

         (10) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

         (11) The provisions of this Article EIGHTH shall be a contract between the Corporation, on the one hand, and each corporate agent who serves in such capacity at any time while this Article EIGHTH is in effect, on the other hand, pursuant to which the Corporation and each such corporate agent intend to be legally bound. No repeal or modification of this Article EIGHTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         (12) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

         (13) Any corporate agent serving in any capacity (i) for another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation.

         NINTH: The name and address of the incorporator is:

                Dennis P. Powers, Esq.
                The Multicare Companies, Inc.
                411 Hackensack Avenue
                Hackensack, New Jersey 07601

         IN WITNESS WHEREOF, the undersigned has set his hand this 12th day of December, 1995.

/s/ Dennis P. Powers
-------------------------------
Dennis P. Powers

                                                                     FILED
                                                                   MAR 6 1996
                                                                    1074746
                                                                 LONNA R HOOKS
                                                              Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                        TROY HILLS ASSISTED LIVING, INC.
                Pursuant to Title 14A: 9-4 Corporations, General
                           of the New Jersey Statutes

         The undersigned corporation hereby certifies as follows:

         FIRST:  The name of the corporation is:

                        Troy Hills Assisted Living, Inc.

         SECOND: The amendment to the Certificate of Incorporation effected hereby is as follows:

         The first paragraph of the Certificate of Incorporation of the corporation is amended to read in its entirety as follows:

        "FIRST: The name of the Corporation is TMC Acquisition Corp. (the "Corporation")."

         THIRD: This amendment was adopted by the shareholders on the 29th day of February, 1996.

         FOURTH: At the time the amendment was adopted, there were 100 shares outstanding and entitled to vote thereon.

         FIFTH: The number of shares voted for said adoption is 100 and the number of shares voted against said adoption is 0.

         EXECUTED on behalf of the corporation this 29th day of February, 1996.

                                            TROY HILLS ASSISTED
                                            LIVING, INC

                                            BY: /s/ Paul J. Klausner
                                            -----------------------------------
                                            Name:  Paul J. Klausner
                                            Title: Vice President

                                                                      FILED
                                                                   SEP 17 2002
                                                                 STATE TREASURER
                                                                       MRG

UMC-1 3/96

                           Department of the Treasury
                              Division of Revenue
                      Certificate of Merger/Consolidation
         (Limited Liability Co.'s, Limited Partnerships & Partnerships)

This form may be used to record the merger or consolidation of a limited liability company, limited partnership or partnership with or into another business entity or entities, pursuant to NJSA 42, 42:2A and 42:2B. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met. This form is intended to simplify filing with the Treasurer. Applicants are advised to seek out private legal advice before submitting filings to the Treasurer's office.

1. Type of Filing (check one):  |x| Merger  |_| Consolidation

2. Name Of Surviving Business Entity: TMC Acquisition Corp. - 0100648904

3. Address Of The Surviving Business Entity: 101 E. State St., Kennett Square, PA 19348

4. Name(s)/Jurisdiction(s) Of Each Participating Business Entity:

Name TMC Acquisition Corp. Jurisdiction New Jersey Identification # Assigned By
10044 8904                                         Treasurer (If Applicable)

Health Resources of Lakeview LLC - 0600030991  New Jersey             0600030991

Total Rehabilitation Center, LLC - 0600030985  New Jersey             0600030985

5. Service of Process Address (For use if the surviving business entity is not authorized or registered by the Treasurer):

The Treasurer is hereby appointed as agent to accept service of process and to forward same to the address above.

6. Effective Date: (if other than filing date; not to exceed 30 days from filing date) October 1, 2002

The undersigned represent(s) that the agreement of merger/consolidation in on file at the place of business of the surviving business entity and that an agreement of merger/consolidating has been approved and executed by each business entity involved.

The undersigned also represent(s) that they are authorized to sign on behalf of the businesses involved.

                                                               13 September 2002

Name See attached signature page                 Title                     Date

Name                                             Title                     Date

Name                                             Title                     Date

Name                                             Title                     Date

1152679 2214709 0100648904

** Important Notes -- New Jersey law prohibits domestic LLC'S, LP's and partnerships from merging/consolidating with another business entity, if authority for such merger/consolidation is not granted under the laws of the jurisdiction under which the other business entity was organized. Also, a merger/consolidation certificate may be filed pursuant to Title 42, 42:2A or 42:2B only if the surviving or resulting business entity is a limited partnership, limited liability company or partnership. Also, at least one participating business entity must be a limited partnership or limited liability company. If a for-profit domestic or foreign corporation participates or is the survivor, file the merger/consolidation pursuant to Title l4A. Title 15A corporations are not authorized to participate in mergers/consolidations involving LP's, LLC's partnerships for-profit corporations.

                        New Jersey Department of Treasury
                               Division of Revenue
                       Certificate of Merger/Consolidation
        (Limited Liability Co.'s, Limited Partnerships and Partnerships)

Signatures:
TMC ACQUISITION CORP.                     HEALTH RESOURCES OF LAKEVIEW, LLC
                                          By: THE MULTICARE COMPANIES, INC.
                                          and STAFFORD CONVALESCENT
By: /s/ James J. Wankmiller               CENTER, INC, as sole members
------------------------------------
Name: James J. Wankmiller                 By: /s/ James J. Wankmiller
Title: Sr. VP, General Counsel and Corp.  ------------------------------------
      Secretary                           Name: James J. Wankmiller
                                          Title: Sr. VP, General Counsel and
                                                Corp. Secretary of the
                                                member companies


TOTAL REHABILITATION CENTER, LLC
By: THE MULTICARE COMPANIES, INC.
and STAFFORD CONVALESCENT CENTER, INC.,
as sole members


By: /s/ James J. Wankmiller
-----------------------------------
Name:  James J. Wankmiller
Title: Sr. VP, General Counsel and Corp.
       Secretary of the member companies

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 13 day of September o, by and between TMC Acquisition Corp., a New Jersey corporation ("TMC"), Health Resources of Lakeview,
LLC, a New Jersey limited liability company ("HRL") and Total Rehabilitation Center, LLC, a New Jersey limited liability company ("TRC"), (which corporations are sometimes hereinafter collectively referred to as "Constituent Entities").

                                 WITNESSETH that:

         WHEREAS, the Board of Directors of TAC and the respective Manager and Members of HRL and TRC have determined it is advisable and in the best interest of each Constituent Entities that HRL and TRC be merged with and into TMC as permitted by the New Jersey Limited Liability Company Act (the "Act") under and pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, the Board of Directors of TAC and the Manager and Members of HRL and TRC have approved this Agreement and the mergers contemplated thereby;

         NOW THEREFORE, for and in consideration of the premises of the mutual agreements, promises, and covenants contained herein and in accordance with the applicable provisions of the Act, the parties hereto hereby agree as follows:

         SECTION 1.  Merger

            1.1 At the Effective Time (as hereinafter defined), HRL and TRC shall be merged with and into TMC and TMC shall survive the merger (the "Merger"); the Merger shall in all respects have the effect provided for in the Act and in this Agreement.

            1.2 TAC, the corporation surviving the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of New Jersey.

            1.3 Without limiting the foregoing, on and after the Effective Time, the separate existence of each of the Constituent Entities shall cease, and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of a public or private nature, of each of the Constituent Entities; and all debts due on whatever account, including subscriptions to shares and all other chattels and actions and all and every other interest of or belonging to or due to each of the Constituent Entities shall be taken and deemed to be transferred to and invested in the Surviving Corporation without further act or deed; and all property rights and privileges powers and franchises and all and every other interest shall thereafter effectively be the property of the Surviving Corporation as they were of the respective Constituent Entities and the title any real estate, whether by deed or otherwise, vested in either said Constituent Entities shall not revert or be in anyway impaired by reason of this Merger. The Surviving Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of the Constituent Entities. Any claim existing or action or proceeding pending by or against either of said Constituent Entities may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon property of any of the Constituent Entities shall be impaired by the Merger.

            1.4 Prior to and from and after the Effective Time, the Constituent Entities shall take all such actions as shall be necessary or appropriate in order to effect the Merger. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other action are necessary, appropriate or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of the Constituent Entities, the last acting officers of the Constituent Entities, or the corresponding officers of the Surviving Corporation, shall and will execute and make all such proper assignments and assurances and take all action necessary and proper to vest title in such property or tights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

         SECTION 2.  Terms of Transaction

            2.1  Upon the Effective Time, by virtue of the Merger;

              (a) Each share of TMC Common Stock issued and outstanding immediately prior to the Effective Time shall continue to represent one share of TAC Common Stock which shall be the common stock of the Surviving Corporation; and

              (b) Each of the respective membership interests of HRL and TRC shall be canceled and nothing issued in exchange therefore.

         SECTION 3.  Directors and Officers

         At the Effective Time, the persons who are directors and officers of TAC immediately prior to the Effective Time shall continue as the directors and officers of the Surviving Corporation and shall continue to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are elected and qualified or their earlier resignation, removal or death.

         SECTION 4.  Charter and Bylaws

            4.1 From and after the Effective Time, the Certificate of Incorporation of TMC as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

            4.2 From and after the Effective Time, the Bylaws of TAC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

         SECTION 5.  Effectiveness of Merger

         If this Agreement is not terminated and abandoned pursuant to the provisions of Section 6 hereof, Certificates of Ownership and Merger shall be filed and recorded in accordance with the laws of the State of New Jersey. The merger shall become effective as of 12.01 a.m., October 1, 2002 (said date is herein referred to as the "effective Time")

         SECTION 6.  Termination

         At any time prior to the Effective Time, the Board of Directors of TAC may terminate and abandon this Agreement notwithstanding earlier approval by such Board or, although not required, favourable acts on the merger by the authorized persons of each of the Constituent Entities.

         SECTION 7.  Amendments

         The Authorized Persons of each of the Constituent Entities, prior to the Effective Time, may jointly amend, modify and supplement this Agreement in such manner as they may deem appropriate at any time.

         SECTION 8.  Miscellaneous

            8.1 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            8.2 Except as otherwise provided in this Agreement, nothing contained herein is intended nor shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Entities, and their respective shareholders, any rights or remedies under or by reason of this Agreement.

            8.3 This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of State of New Jersey.

         IN WITNESS WHEREOF, each of the Constituent Entities have caused this Agreement to be executed on its behalf and its corporate seal to be affixed and the foregoing attested, all by its duly authorized officers, as of the date hereinabove first written.

ATTEST:                                TMC ACQUISITION CORP.



By: /s/  Michael S. Sherman            By: /s/  James J. Wankmiller
----------------------------------     -------------------------------------
Name: Michael S. Sherman               Name: James J. Wankmiller
Title: Assistant Corp. Secretary       Title: Sr. VP, General Counsel and
                                       Corp. Secretary

[CORPORATE SEAL]
                                       BY: THE MULTICARE COMPANIES, INC. and
                                       STAFFORD CONVALESCENT CENTER, INC.,
ATTEST:                                the sole members of HEALTH RESOURCES OF
                                       LAKEVIEW, LLC


By: /s/  Michael S. Sherman            By: /s/  James J. Wankmiller
----------------------------------     -------------------------------
Name: Michael S. Sherman               Name: James J. Wankmiller
Title: Assistant Corp. Secretary       Title: Sr. VP, General Counsel and Corp.
                                       Secretary of The Multicare Companies,Inc.

[CORPORATE SEAL]
                                       BY: THE MULTICARE COMPANIES, INC. and
                                       STAFFORD CONVALESCENT CENTER, INC,
ATTEST:                                the sole members of TOTAL REHABILITATION
                                       CENTER, LLC


By: /s/  Michael S. Sherman            By: /s/  James J. Wankmiller
----------------------------------     -------------------------------
Name: Michael S. Sherman               Name: James J. Wankmiller
Title: Assistant Corp. Secretary       Title: Sr. VP, General Counsel and Corp.
                                       Secretary of The Multicare Companies,Inc.

[CORPORATE SEAL]

                                                                     FILED
                                                                   SEP 23 2002
                                                                 STATE TREASURER
UMC-2 3/96

                           Department of the Treasury
                              Division of Revenue
            Certificate of Merger/Consolidation (Profit Corporation)

This form may be used to record the merger or consolidation of a corporation with or into another business entity or entities, pursuant to NJSA 14A. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are meet. This form is intended to simplify filing with the Treasurer. Applicants are advised to seek out private legal advice before submitting filings to the Department of the Treasury, Division of Revenue's office.

1. Type of Filing (check one):  |x| Merger  |_| Consolidation

2. Name Of Surviving Business Entity: TMC Acquisition Corp.           0100648904

3. Name(s)/Jurisdiction(s) Of Each Participating Business Entity:

Name               Jurisdiction                     Identification # Assigned By
                                                     Treasurer (If Applicable)

See Attachment A

4. Voting: (all corporations involved; attach additional sheets if necessary)

See Attachment B

- a Corp. Name                                                Outstanding Shares

   If applicable, set forth the number and designation of any class or series of shares entitled to vote.

- b Corp. Name                                                Outstanding Shares

   If applicable, set forth the number and designation of any class or series of shares entitled to vote.

- c Corp. Name                                                Outstanding Shares

   If applicable, set forth the number and designation of any class or series of shares entitled to vote.

                                                    Votes For      Votes Against
Corp a

Corp b

Corp c

5. Service of Process Address (For use if the surviving business entity is not authorized or registered by the Treasurer's Office):

The Treasurer is hereby appointed as agent to accept service of process and to forward same to the address above.

6. Effective Date: (if other than filing date; not to exceed 90 days from filing
   date)                                                              0100648904

Signature

Signature page attached                                        13 September 2002
     Name                                          Title               Date



**Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign companies, insure that you obtain and attach to your filing submission a Tax Clearance Certificate for each participating corporation.

Form UMC-2 3/96

             Attachment A to New Jersey Department of the Treasury
                              Division of Revenue
            Certificate of Merger/Consolidation (Profit Corporation)

3. Name(s) Jurisdiction(s) of Each Participating business Entity:

                                                                  Identification
                                                                   # Assigned by
                                                                       Treasurer
Entity Name                                     Jurisdiction     (If Applicable)
TMC Acquisition Corp.                           New Jersey            0100648904
Breyut Convalescent Center, Inc.                New Jersey             236015000
Century Care Construction Inc.                  New Jersey            0100578981
Encare of Mendham, Inc.                         New Jersey            0100427530
Health Resources of Bridgeton, Inc.             New Jersey            0100630761
Health Resources of Eatontown, Inc.             New Jersey            0100656857
Health Resources of Jackson, Inc.               New Jersey            0100307504
Health Resources of Lynn, Inc.                  New Jersey            0100592028
Health Resources of Montclair, Inc.             New Jersey            0100641906
Health Resources of Pennington, Inc.            New Jersey            0100592031
Health Resources of Ridgewood, Inc.             New Jersey            0100443475
Health Resources of South Brunswick, Inc.       New Jersey            0100633005
Health Resources of Voorhees, Inc.              New Jersey            0100665838
Multicare Member Holding Corp.                  New Jersey            0100680334
Pompton Care, Inc.                              New Jersey            0100443488
Roephel Convalescent Center, Inc.               New Jersey            7667465000
Scotchwood Institutional Services, Inc.         New Jersey            0100646097
The Assisted Living Associates of Wall, Inc.    New Jersey             100676187


              Attachment B to New Jersey Department of the Treasury
                              Division of Revenue
            Certificate of Merger/Consolidation (Profit Corporation)

4.  Voting

Entity Name                                                          Outstanding Shares   Votes For       Votes Against
TMC Acquisition Corp.                                        100 Shares of Common Stock         100             0
Breyut Convalescent Center, Inc.                              10 Shares of Common Stock          10             0
Century Care Construction Inc.                             1,000 Shares of Common Stock       1,000             0
Encare of Mendham, Inc.                                      100 Shares of Common Stock         100             0
Health Resources of Bridgeton, Inc.                          100 Shares of Common Stock         100             0
Health Resources of Eatontown, Inc.                          100 Shares of Common Stock         100             0
Health Resources of Jackson, Inc.                          1,000 Shares of Common Stock       1,000             0
Health Resources of Lynn, Inc.                               100 Shares of Common Stock         100             0
Health Resources of Montclair, Inc.                          100 Shares of Common Stock         100             0
Health Resources of Pennington, Inc.                         100 Shares of Common Stock         100             0
Health Resources of Ridgewood, Inc.                          200 Shares of Common Stock         200             0
Health Resources of South Brunswick, Inc.                    200 Shares of Common Stock         200             0
Health Resources of Voorhees, Inc.                           100 Shares of Common Stock         100             0
Multicare Member Holding Corp.                               100 Shares of Common Stock         100             0

Pompton Care, Inc.                                         1,000 Shares of Common Stock       1,000             0
Roephel Convalescent Center, Inc.                             10 Shares of Common Stock          10             0
Scotchwood Institutional Services, Inc.                      100 Shares of Common Stock         100             0
The Assisted Living Associates of Wall, Inc.                 100 Shares of Common Stock         100             0

UMC-2 3/96

                         New Jersey Department of State
                        Division of Commercial Recording
            Certificate of Merger/Consolidation (Profit Corporation)

Signatures:

TMC ACQUISITION CORP.                       HEALTH RESOURCE OF RIDGEWOOD, INC.




By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




BREYUT CONVALESCENT CENTER, INC.            HEALTH RESOURCE OF SOUTH
                                            BRUNSWICK, INC.



By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




CENTURY CARE CONSTRUCTION, INC.             HEALTH RESOURCE OF VOORHEES, INC.




By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




ENCARE OF MENDHAM, INC.                     MULTICARE MEMBER HOLDING CORP.




By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




HEALTH RESOURCE OF BRIDGETON, INC.




By: /s/ James J. Wankmiller
---------------------------
Name: James J. Wankmiller
Title: Sr. VP, General Counsel and
       Corp. Secretary

HEALTH RESOURCE OF EATONTOWN, INC.          POMPTON CARE, INC.




By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




HEALTH RESOURCE OF JACKSON, INC.            ROEPHEL CONVALESCENT CENTER, INC.




By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




HEALTH RESOURCE OF LYNN, INC.               SCOTCHWOOD INSTITUTIONAL
                                            SERVICES, INC.



By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




HEALTH RESOURCE OF MONTCLAIR, INC.          THE ASSISTED LIVING ASSOCIATES OF
                                            WALL, INC.



By: /s/ James J. Wankmiller                 By: /s/ James J. Wankmiller
---------------------------                 ---------------------------
Name: James J. Wankmiller                   Name: James J. Wankmiller
Title: Sr. VP, General Counsel and          Title: Sr. VP, General Counsel and
       Corp. Secretary                             Corp. Secretary




HEALTH RESOURCE OF PENNINGTON, INC.




By: /s/ James J. Wankmiller
---------------------------
Name: James J. Wankmiller
Title: Sr. VP, General Counsel and
       Corp. Secretary

                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                      FILING CERTIFICATION (CERTIFIED COPY)

                              TMC ACQUISITION CORP.

         I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the certificate of incorporation, amendment and mergers as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto set my hand and
                                            affixed my Official Seal
                                            at Trenton, this
                                            30th day of September, 2003


     [graphic omitted]                      /s/ John E McCormac
                                            -------------------------
                                            John E McCormac, CPA
                                            State Treasurer